UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)      June 30, 2000

                             TRIAD INDUSTRIES, INC.
                              (Name of Registrant)

  Nevada                             0-28581                88-0422528
(State or other jurisdiction        (Commission              (IRS Employer
        of incorporation)            File Number)          Identification No.)


            16935 West Bernard Drive, Suite 232, San Diego, CA 92127
                    (Address of principle executive offices)



Registrants telephone number, including area code     (858) 618-1710


                                       N/A

          (Former name or former address, if changed since last report)








Item 2. Acquisition of Disposition of Assets

     On June 30, 2000, Triad Industries, Inc., (the Company) acquired 100% of the assets, subject to liabilities of Northwest Medical Clinic, Inc., and its two affiliated corporations, Amermed of Georgia, Inc., and Florimed of Tampa, Inc., in exchange for 1,463,302 shares of the Companys common stock. Northwest Medical operates a medical clinic in Smyrna, Georgia a suburb in Northwest Atlanta, Georgia. Northwest operates in the personal injury and sleep disorder business.





































Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed in its behalf by the undersigned hereinto duly authorized.



                                                     Triad Industries, Inc.



                                                     /S/ Gary DeGano
                                                     Gary DeGano, President


June 30, 2000